                                                                   EXHIBIT 10.12

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 9th day of April, 1995 by and among James C. Bliss and Carolyn Joan Bliss, Trustees of the James C. Bliss and Carolyn Joan Bliss Trust u/d/t dated October 11, 1979, Judith Bliss and John Bliss (collectively, the "Sellers") and Telesensory Corporation, a California corporation (the "Company") and the individuals or entities listed on Exhibit A attached hereto (collectively, the "Purchasers").

     A. The Sellers are the record and beneficial owners of 511,952 shares (the "Shares") of the Common Stock of Telesensory Corporation (the "Company").

     B. The Sellers desire to sell the Shares to the Purchasers and the Purchasers desire to buy the Shares from the Sellers in accordance with the terms and conditions hereof.

     THEREFORE, the parties agree as follows:

     1.  SALE OF THE SHARES.  The Sellers hereby agree to sell and the
         ------------------
Purchasers hereby agree to purchase the Shares for an aggregate purchase price of $1,535,856.

     2.  PAYMENT OF PURCHASE PRICE.  The purchase price for the Shares shall be
         -------------------------
paid by delivery to the Sellers at the Closing (defined below) of a check or checks in the aggregate amount of $1,535,856 (or solely in the case of Mr. Jesse, a promissory note in the form attached hereto). * hand written language

     3.  CLOSING.  The purchase and sale of the Shares (the "Closing") will be
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consummated on or before April 17, 1995 at the offices of Wilson, Sonsini,
Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94306. At the Closing, the Sellers will deliver to the Purchasers all stock certificates representing the Shares to be sold to the Purchasers, together with duly endorsed assignments to the Purchasers and such other instruments and documents as the Purchasers may reasonably request in connection with the transfer of the Shares.

     4.  SELLERS REPRESENTATIONS AND WARRANTIES.  The Sellers, jointly and
         --------------------------------------
severally, represent and warrant to the Purchasers the following with respect to the Shares:

         4.1  AUTHORITY.  Each Seller has all requisite power and authority to
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execute, deliver and perform this Agreement.  This Agreement has been duly executed and delivered by each Seller and constitutes a valid, binding and enforceable obligation of each Seller, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.2  RIGHT TO TRANSFER SHARES.  Each Seller has full power and
              ------------------------
authority to sell and transfer the Shares held by such Seller without the consent or approval of any other person or authority and has and will transfer to the Purchasers at the Closing good and marketable title to such Shares, free of restrictions or adverse claims or interests.

         4.3  NO LEGAL, TAX OR INVESTMENT ADVICE.  Each Seller understands that
              ----------------------------------
nothing in this Agreement or any other materials presented to the Sellers in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each Seller has consulted such legal, tax and investment advisors as he or she, in his or her sole discretion, has deemed necessary or appropriate in connection with his or her sale of the Shares.

         4.4  ACCESS TO DATA.  Each Seller has had an opportunity to discuss the
              --------------
Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to each Seller's satisfaction.

         4.5  COMPLIANCE WITH LAW.  The purchase and sale of the Shares will not
              -------------------
conflict with or result in any violation of any federal or state statute, law, ordinance, rule or regulation applicable to the Sellers.

     5.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.  The Purchasers, jointly
         ------------------------------------------
and severally, represent and warrant to the Sellers the following with respect to the Shares:

         5.1  AUTHORITY.  Each Purchaser has all requisite power and authority
              ---------
to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by each Purchaser and constitutes a valid, binding and enforceable obligation of each Purchaser, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.2  NO LEGAL, TAX OR INVESTMENT ADVICE.  Each Purchaser understands
              ----------------------------------
that nothing in this Agreement or any other materials presented to the Purchasers in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

         5.3  ACCESS TO DATA.  Each Purchaser has had an opportunity to discuss
              --------------
the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to each Purchaser's satisfaction.

     6.  THE COMPANY'S REPRESENTATIONS AND WARRANTIES.  The Company represents
         --------------------------------------------
and warrant to the Sellers as follows:

         6.1  NO OTHER TRANSACTIONS.  The Company is not a party to any
              ---------------------
agreement providing for, nor has the Company entered into any negotiations with any third party involving, (i) the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation; (ii) the acquisition of all or substantially all of the assets of any business or any corporation, partnership interest, association or other business organization or division thereof, by merger, consolidation or in any other manner; (iii) a registered public offering involving an underwriting.

         6.2  COMPLIANCE WITH LAW.  The purchase and sale of the Shares will not
              -------------------
conflict with or result in any violation of any federal or state statute, law, ordinance, rule or regulation applicable to the Company, including Section 500 of the California General Corporation Law.

     7.  DISCLOSURE.
         ----------

         7.1  BY PURCHASERS.  The Purchasers have fully provided, or have caused
              -------------
to be provided to, each Seller all the information which such Seller has requested for deciding whether to sell the Shares and all information which the Purchasers, after due inquiry, believe is reasonably necessary to enable such Seller to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         7.2  BY SELLERS.  Each Seller has fully provided, or has caused to be
              ----------
provided to, each Purchaser all the information which such Purchaser has requested for deciding whether to buy the Shares and all information which each Seller, after due inquiry, believes is reasonably necessary to enable such Purchaser to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     8.  GENERAL PROVISIONS
         ------------------

         8.1  INDEMNIFICATION.  The Company hereby indemnifies and agrees to
              ---------------
hold harmless the Sellers, and each of them, in respect of any claims, costs, demands, liabilities, losses and expenses (including, without limitation, reasonable legal expenses) incurred or suffered by the Sellers, and each of them, arising out of or in connection with any action or proceeding in a court of law in which any of the Sellers are named as a defendant brought by a shareholder of the Company directly arising out of the transaction contemplated by this Agreement.

         8.2  EXPENSES.  All costs and expenses incurred in connection with this
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Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, including fees and expenses of any broker or finder.
The Sellers, jointly and severally agree to indemnify and save the Purchasers, and each of them, harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of any of the Sellers and any expenses incurred in defending against any such claim. The Purchasers, jointly and severally agree to indemnify and save the Sellers, and each of them, harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of any of the Purchasers and any expenses incurred in defending against any such claim.

         8.3  AMENDMENT; WAIVER.  This Agreement may be amended by the parties
              -----------------
hereto at any time only by an instrument in writing signed on behalf of each of the parties hereto. Any waiver of a right under this Agreement must be in writing and signed by the waiving party. Any amendment or waiver by the Sellers must be signed by each Seller and any amendment or waiver by the Purchasers must be signed by each Purchaser.

         8.4  COUNTERPARTS.  This Agreement may be executed in counterparts,
              ------------
each of which shall be considered one and the same agreement.

         8.5  GENERAL.  This Agreement (including the documents and instruments
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referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended, and shall not be construed, to confer upon any person other than the parties hereto any rights or remedies hereunder. The headings contained in this Agreement are for reference only and shall not affect the meaning of any Section. If any provision of this Agreement is held to be unenforceable, that shall not affect the enforceability of the remainder of this Agreement or of that provision in different circumstances.

         8.6  GOVERNING LAW.  This Agreement shall be construed, governed and
              -------------
enforced in accordance with the laws of the State of California.

     9.  CONFIDENTIALITY.  The existence and terms of this Agreement shall be
         ---------------
kept strictly confidential and shall not be disclosed directly or indirectly to a third party other than (i) to an attorney or accountant for a party to this Agreement who agrees to keep the existence and terms of this Agreement confidential, (ii) to an agent of a party to this Agreement who has a need to know such information and who agrees to keep such information strictly confidential, or (iii) to a governmental entity if such disclosure is required, the other party is given reasonable notice of the proposed disclosure, and the party which is required to make such disclosure uses its best efforts to obtain an order protecting the confidentiality of this Agreement.

SELLERS:




James C. and Carolyn Joan Bliss,
Trustees of the James C. Bliss and
Carolyn Joan Bliss Trust u/d/t dated
October 11, 1979

Judith Bliss

/s/ Judith Bliss

John Bliss

/s/ John W. Bliss

PURCHASERS:


________________________________________

                                   EXHIBIT A

                            SCHEDULE OF PURCHASERS

Name                              Number of Shares   Purchase Price
Telesensory Corporation                345,285         $1,035,855
455 North Bernardo Avenue
Mountain View, CA 94039-7455


Larry Israel, via an IRA of             66,667         $  200,001
which he is the beneficiary
455 North Bernardo Avenue
Mountain View, CA 94039-7455

Atherton Ventures                        8,334         $   25,002
c/o Mario M. Rosati
650 Page Mill Road
Palo Alto, CA 94304

WS Investments                           7,500         $   22,500
650 Page Mill Road
Palo Alto, CA 94304

Mario M. Rosati                            833         $    2,499
650 Page Mill Road
Palo Alto, CA 94304

H. William Jesse                        50,000         $  150,000
H.W. Jesse & Co.
222 Sutter St., 8th Floor
San Francisco, CA 94108

The Individual's Venture                33,333         $   99,999
Fund (1994) L.P.
Roger Barry
87 Crescent Drive
Palo Alto, CA 94301


                         Total:        511,952         $1,535,856